Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

August 5, 2021

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Ken Rogozinski

Chief Executive Officer

402-952-1235

America First Multifamily Investors, L.P. Announces Second Quarter 2021 Financial Results

Omaha, Nebraska – On August 5, 2021, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) announced financial results for the three and six months ended June 30, 2021.

Financial Highlights

As of and for the three months ended June 30, 2021:

•	Total revenues of $16.4 million
•	Net income, basic and diluted, of $0.13 per Beneficial Unit Certificate (“BUC”)
•	Cash Available for Distribution (“CAD”) of $0.17 per BUC
•	Total assets of $1.2 billion
•	Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $908.4 million

For the six months ended June 30, 2021:

•	Total revenues of approximately $30.8 million
•	Net income, basic and diluted, of $0.22 per BUC
•	Cash Available for Distribution of $0.28 per BUC

The Partnership reported the following notable transactions during the second quarter of 2021:

•	Received proceeds from the sale of Vantage at Powdersville in South Carolina totaling $20.1 million on the Partnership’s initial investment of $10.7 million beginning in November 2017.
•	Advanced funds for five existing GIL investment commitments totaling $26.5 million.

•	Advanced funds for two MRB investment commitments totaling $6.9 million.
•	Made equity investments in two unconsolidated entities totaling $11.6 million.
•	Received proceeds from five Tender Option Bond (“TOB”) financings with Mizuho totaling $31.0 million, which were used to finance the GIL and MRB investment funding advances noted above.
•

Obtained a new line of credit for up to $40.0 million from two financial institutions secured by the Partnership’s investments in unconsolidated entities and the Suites on Paseo MF Property, a 384-unit student housing community located in San Diego, California. The Partnership had drawn $6.5 million on the secured line of credit as of June 30, 2021 and proceeds will be used to purchase additional investments and to meet general working capital and liquidity requirements.

In addition, the Partnership reported the following notable transactions in July 2021:

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Committed to fund a GIL investment of up to $60.0 million and a property loan of up to $25.5 million for the construction of an affordable multifamily property in Kissimmee, FL. The Partnership initially advanced $3.0 million of its GIL commitment and $1.0 million of its property loan commitment, with the remaining commitments to be funded during construction.

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Redemption of two senior MRBs and two subordinate MRBs with outstanding principal totaling $32.4 million. The senior MRBs were redeemed at a 6% premium to the outstanding principal for premium proceeds of $1.8 million. The TOB Trust financings associated with the MRBs totaling $25.7 million were paid off in full at redemption.

Investment Updates and Management Remarks

The Partnership announced the following updates regarding its investment portfolio:

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Properties securing the Partnership’s MRB portfolio have reported average rental collections within 30 days of billing of 93% for May and June 2021 rental payments. Collections data reported by approximately two-thirds of the Residential Properties showed that July 2021 collections averaged 91%.

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The Partnership has received no requests for forbearance of contractual principal and interest payments from borrowers associated with multifamily MRBs and all multifamily MRBs are current on contractual principal and interest payments as of July 1, 2021.

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The Partnership has provided forbearance on its only student housing MRB, Live 929 Apartments in Baltimore, MD. The nearby university, Johns Hopkins University, has announced that it anticipates a broad resumption of on-campus, in-person classes for the Fall 2021 semester, and is requiring all faculty, staff, and students to be vaccinated for COVID-19. The property is approximately 87% pre-leased for the Fall 2021 semester as of mid-July, which is relatively consistent with pre-COVID lease-up history.

•

The borrower for the Partnership’s only commercial property MRB, the Provision Center, filed for Chapter 11 bankruptcy protection in December 2020 and continues to work through the bankruptcy process. The property is a cancer proton therapy center located in Knoxville, TN. The Partnership owns approximately 9% of the senior MRBs issued to finance the property and continues to assess forbearance and restructuring options with the other senior bondholders.

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Two Vantage investments, Vantage at Bulverde and Vantage at Murfreesboro, exceeded 90% physical occupancy as of June 30, 2021. Five other Vantage projects are 100 % constructed and currently in the lease-up phase, with all reporting increased occupancy during the second quarter.

•	No Vantage project under construction has experienced material supply chain disruptions for either construction materials or labor during the second quarter.

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The Partnership’s two owned student housing properties, The 50/50 MF Property near the University of Nebraska-Lincoln and the Suites on Paseo MF Property near San Diego State University, are leasing for the Fall 2021 semester relatively consistent with their pre-COVID lease-up history. Both properties are meeting all direct mortgage and operating obligations with cash flows from operations.

“The sustained results of our multifamily MRB and GIL portfolios throughout the COVID-19 pandemic put us in a strong position as the U.S. economy continues to reopen,” said Ken Rogozinski, the Partnership’s Chief Executive Officer. “Recent sales of Vantage multifamily investments have generated significant returns and the strong lease-up velocity at those Vantage properties that have completed construction are very encouraging for this segment of our business.”

“We are very pleased with the lease-up activities at our two student housing MF Properties and Live 929 Apartments for the new academic year as the nearby universities work towards full resumption of on-campus, in-person university classes,” said Rogozinski. “We are actively working with the individual property managers to ensure the health and safety of student tenants as they return to campus this fall.”

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure.  We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.  See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast & Conference Call

The Partnership will host a Webcast & Earnings Call for Unitholders on Thursday, August 5, 2021 at 4:30 p.m. Eastern Time to discuss the Partnership’s Second Quarter 2021 results.  Participants can access the Earnings Call in one of two ways:

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Participants can register for access to the live broadcast in listen-only mode using the following link: https://edge.media-server.com/mmc/p/aoe2ehhj  for registration on Thursday, August 5, 2021, approximately 30 minutes prior to the start of the earnings call, or

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Participants wanting to ask questions may dial toll free (800) 773-2954, (International Participants may dial (847) 413-3731), using Conference ID# 50201366. To ensure a timely connection, please place your call at least 15 minutes prior to the start of the earnings call.  At the conclusion of management’s presentation, the operator will open the lines for questions.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: defaults on the mortgage loans securing our mortgage revenue bonds and governmental issuer loans; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; changes in interest rates; the Partnership’s ability to access debt and equity capital to finance its assets; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; potential exercising of redemption rights by the holders of the Series A Preferred Units; local, regional, national and international economic and credit market conditions; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond and governmental issuer loan portfolio held by the Partnership; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the three and six months ended June 30, 2021 and 2020:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$10,264,680	$4,588,348	$17,257,534	$7,570,105
Change in fair value of derivatives and interest rate derivative amortization	9,494	(93,647)	2,043	(118,848)
Depreciation and amortization expense	684,884	712,081	1,368,344	1,421,519
Provision for credit loss (1)	900,080	464,675	900,080	1,822,356
Provision for loan loss (2)	330,116	-	330,116	-
Reversal of impairment on securities (3)	-	-	-	(1,902,979)
Impairment charge on real estate assets	-	25,200	-	25,200
Amortization of deferred financing costs	247,997	432,118	454,383	791,026
Restricted unit compensation expense	190,970	296,268	269,084	335,336
Deferred income taxes	(19,442)	(960)	(35,670)	(31,881)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)	(717,762)	(1,435,526)	(1,435,525)
Tier 2 (Income distributable) Loss allocable to the General Partner (4)	(1,365,870)	-	(2,068,147)	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(18,185)	(5,761)	(36,706)	(19,567)
Total CAD	$10,506,961	$5,700,560	$17,005,535	$8,537,243

Weighted average number of BUCs outstanding, basic	60,576,537	60,545,204	60,633,700	60,649,692
Net income per BUC, basic	$0.13	$0.06	$0.22	$0.10
Total CAD per BUC, basic	$0.17	$0.09	$0.28	$0.14
Distributions declared, per BUC	$0.11	$0.06	$0.20	$0.185

(1)	The provision for credit loss for the three and six months ended June 30, 2021 and 2020 relates to impairment of the Provision Center 2014-1 MRB.
(2)	The provision for loan loss for the three and six months ended June 30, 2021 relates to impairment of the Live 929 Apartments property loan.
(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(4)

As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the six months ended June 30, 2021, Tier 2 income allocable to the general partner consisted of approximately $703,000 related to the gain on sale of the Partnership’s investment in Vantage at Germantown in March 2021 and approximately $1.4 million related to the gain on sale of the Partnership’s investment in Vantage at Powdersville in May 2021. For the six months ended June 30, 2020, Tier 2 income was due to the gain on sale of the PHC Certificates, net of prior impairments recorded.